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                                                                   EXHIBIT 10.19


                              STANDARD INDUSTRIAL

                                LEASE AGREEMENT

                                 By and Between

                              BSRT LEXINGTON TRUST

                                  as Landlord

                                      and

                         D&K HEALTHCARE RESOURCES, INC.

                                   as Tenant

                                      DATE
                                  May 18, 1999


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                                     INDEX


1. TERMS AND DEFINITIONS ...............................           2

2. CONDITION OF PREMISES ...............................           3

3. TERM ................................................           3

4. RENT ................................................           4

5. COMMON AREAS ........................................           7

6. USE OF PREMISES .....................................           7

7. RULES AND REGULATIONS ...............................           8

8. COMPLIANCE WITH LAWS ................................           8

9. HAZARDOUS MATERIALS .................................           9

10. ALTERATIONS ........................................          11

11. MAINTENANCE AND REPAIRS ............................          12

12. RIGHT OF ENTRY .....................................          13

13. UTILITIES ..........................................          13

14. ASSIGNMENT AND SUBLETTING ..........................          13

15. TENANT'S INSURANCE .................................          13

16. INDEMNIFICATION ....................................          14

17. WAIVER OF SUBROGATION ..............................          14

18. DAMAGE OR DESTRUCTION ..............................          15

19. CONDEMNATION .......................................          15

20. DEFAULT AND REMEDIES: BANKRUPTCY ...................          16

21. INTEREST ON PAST DUE AMOUNTS .......................          20

22. SECURITY DEPOSIT ...................................          20

23. DEFAULT BY LANDLORD ................................          20

24. LEGAL PROCEEDINGS ..................................          20

25. NOTICES ............................................          20

26. QUIET POSSESSION ...................................          21

27. SUBORDINATION AND ATTORNMENT .......................          21

28. ESTOPPEL CERTIFICATES ..............................          22



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29. LANDLORD'S LIABILITY ...............................          22

30. BROKERAGE ..........................................          23

31. SURRENDER OF PREMISES ..............................          23

32. HOLDOVER ...........................................          23

33. SEVERABILITY .......................................          23

34. INTERPRETATION .....................................          23

35. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS ...          24

36. WAIVERS ............................................          24

37. NO RECORDATION .....................................          24

38. BINDING EFFECT; CHOICE OF LAW ......................          24

39. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY .........          24

40. JOINT AND SEVERAL LIABILITY ........................          24

41. FORCE MAJEURE ......................................          24

42. EXECUTION OF LEASE .................................          25

43. COVENANTS AND CONDITIONS ...........................          25

44. SUBMISSION OF LEASE ................................          25

45. FINANCIAL STATEMENTS ...............................          25

46. RIGHT OF FIRST REFUSAL .............................          25

47. OPTION TO RENEW ....................................          25




                              EXHIBITS AND ADDENDA


Exhibit A - Drawing of Project Showing Location of Premises


Exhibit Al - Parking


Exhibit B - Work Letter


Exhibit C - Rules and Regulations


Exhibit D - Signage Requirements


Representations and Warranty


(Intentionally Deleted)

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                                LEASE AGREEMENT

          THIS LEASE AGREEMENT is made and entered into this 25th day of May, 1999, by and between BSRT LEXINGTON TRUST ("Landlord") and D&K HEALTHCARE RESOURCES, INC. ("Tenant").




          WITNESSETH:

          In consideration of the terms and conditions set forth herein, Landlord and Tenant agree as follows:



     1. TERMS AND DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

          A.   LANDLORD.           BSRT Lexington Trust
                                   150 S. Wacker Drive
                                   Suite 2900
                                   Chicago, IL 60606


          B.   TENANT.             D&K Healthcare Resources, Inc.
                                   2040 Creative Drive
                                   Suite 300
                                   Lexington, KY 40505

          C.   TENANT'S DESIGN COMPLETION DATE.  August 31, 1999

          D.   COMMENCEMENT DATE.  September 1, 1999

          E. BUILDING. Lexington Business Center, Lexington, KY. A five (5) building complex containing approximately 307,953 RENTABLE square feet of building area.

          F.   BUILDING ADDRESS.   2040 Creative Drive, Suite 300
                                   Lexington, KY 40505

          G.   PREMISES.           49,105 Rentable Square Feet


          H.   SUITE NUMBER.       300
               FLOOR NUMBER.       First


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          I.   PERMITTED USE. Tenant shall be permitted to use the Premises for the operation of a drug wholesale business and related uses and any other lawful purpose.

          J.   ANNUAL BASIC RENT.       09/01/99 - 10/31/99     $      0.00
                                        11/01/99 - 10/31/04     $191,509.50
                                        11/01/04 - 10/31/07     $196,420.00
                                        11/01/07 - 10/31/09     $203,785.75


          K.   MONTHLY BASIC RENT       09/01/99 - 10/31/99     $      0.00
               INSTALLMENT.             11/01/99 - 10/31/04     $ 15,959.13
                                        11/01/04 - 10/31/07     $ 16,368.33
                                        11/01/07 - 10/31/09     $ 16,982.15
          L.   SECURITY DEPOSIT. N/A

          M. COMPREHENSIVE GENERAL LIABILITY INSURANCE REQUIRED. $1,000,000.00 per occurrence.

          N.   TENANT'S PROPORTIONATE SHARE. (49,105/157,400 s.f.) 31.20%
                                             Building (49,105/307,953 s.f.)
                                             15.95% Project

          0.   LEASEHOLD IMPROVEMENTS. Exhibit A-1

          P.   PARKING CHARGES. N/A

          Q. RENTABLE AREA. The gross area within the inside surface of the outer glass of the exterior walls of the Premises, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants and to the Common Areas or Service Areas side of walls separating the Premises from Common Areas and Service Areas, subject to the following.

               [1] Rentable Area shall not include any Service Areas.

               [21 Rentable Area shall include any columns and/or projections(s) which protrude into the Premises and/or the Common Areas.

          R. TERM. The term shall commence on September 1, 1999 and terminate at 11:59 p.m. October 31, 2009.

          S.   BROKERS.       Coleman Group Property Services
                              Haymaker Company

          T. COMMON AREAS. Common Areas shall mean all areas within LEXINGTON BUSINESS CENTER IN LEXINGTON, KENTUCKY (the ("project") which are available for the common use of tenants of the project and which are not part of the Premises of other tenants.


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          1.5  DEMISE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rent, and upon all of the conditions contained herein, certain Premises (the "Premises") located in the LEXINGTON BUSINESS CENTER in Lexington, Kentucky (the "Project"). The Premises, containing approximately 49,105 square feet, is known as Building F, (the "Building"), Space 300, (Detailed on Exhibit A) and its location within the Project is as shown on the drawing attached hereto as Exhibit A.

          2. CONDITION OF PREMISES. Tenant accepts the Premises in its "as is" condition, with the exception of the scope of work as provided in Exhibit B contained herein as part hereof, as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

          3.   TERM.

               3.1 TERM. The term (the "Term") of this Lease shall be for a period of Ten (10) years and two (2) months commencing September 1, 1999 (the "Commencement Date") and expiring October 31, 2009 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof.

               3.2 DELAY IN OCCUPANCY. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date THROUGH NO FAULT OR DELAY BY LANDLORD, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except that the Commencement Date shall be delayed until possession of the Premises is delivered to Tenant and the Term shall be extended for a period equal to the delay in the delivery of the Premises, plus the number of days necessary to end the term on the last day of a month. If Landlord fails to deliver possession of the Premises to Tenant within thirty (30) days of the Commencement Date specified in Section 3.1 above, through no fault or delay on the part of Tenant, Tenant may cancel this Lease by written notice to Landlord within twenty (20) days of the expiration of such thirty (30) day period, in which event this Lease and the obligations of the parties hereunder shall be terminated. If Tenant fails to give such notice within such twenty (20) day period, Tenant's right to cancel this Lease shall expire and the Term shall commence upon delivery of possession of the Premises to Tenant. In the event of any delay hereunder, Landlord and Tenant shall execute and deliver an amendment hereto setting forth the revised Commencement and Expiration Dates.

               3.3 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be upon all of the terms and conditions contained herein but shall not advance the Expiration Date.

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          4.   RENT.

               4.1 BASE RENT. Tenant shall pay to Landlord as base rent (the "Base Rent") see Section 1 J/K in equal monthly installments throughout the term of the Lease as provided in Section 1 K.

               4.2 ADDITIONAL RENT. All charges due and payable by Tenant other than Base Rent are herein called "Additional Rent." The term "Rent" shall mean Base Rent and Additional Rent.

               4.3 TIME AND MANNER OF PAYMENT. Payments of Rent are to be made to BSRT LEXINGTON TRUST, care of Coleman Group Property Services, Dept. 77-6544. Chicago, IL 60678-6544 or as Landlord shall hereafter designate. Rent shall be due and payable in advance on the first (1st) day of each month, without offset, deduction or demand, except That Any Partial Month Rent shall be prorated. The burden of proof of full payment shall be upon Tenant. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has vacated the Premises as required herein, an equitable adjustment shall be made as to all payments made by or due from Tenant.

               4.4 LATE CHARGES. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The amount of such costs are difficult to ascertain, and therefore on any Rent payment not made within ten
(10) days after NOTICE TO TENANT THAT it is due, THEN Tenant shall pay Landlord a late charge equal to fifteen percent (15%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

               4.5 PROPORTIONATE SHARE. Tenant's "Proportionate Share" as used in this Lease shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the square footage area of the Premises and the denominator of which shall be the rentable square footage area of the Building. If a particular expense is incurred or charged to more than one building in the Project rather than solely to the Building, then, for the purposes of calculating Tenant's Proportionate Share with respect the Building, such multi-building expense shall be allocated to Building by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage of the Building and the denominator of which shall be the rentable square footage area of the buildings for which the expense was incurred or otherwise allocated to, with the resulting number being used to calculate Tenant's Proportionate Share as to the Premises. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TENANT'S PROPORTIONATE SHARE OF COMMON EXPENSES AND REAL PROPERTY TAXES AND INSURANCE RELATING TO TAXES, INSURANCE AND COMMON AREA MAINTENANCE SHALL NOT EXCEED THE FOLLOWING AMOUNTS PER SQUARE FOOT DURING THE TERM OF THIS LEASE: YR. 1: $.50 P.S.F.
                                                        YR.  2: $.51 P.S.F.
                                                        YR.  3: $.52 P.S.F.
                                                        YR.  4: $.53 P.S.F.
                                                        YR.  5: $.54 P.S.F.





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                                   YR.  6: $.55 P.S.F.
                                   YR.  7: $.56 P.S.F.
                                   YR.  8: $.57 P.S.F.
                                   YR.  9: $.58 P.S.F.
                                   YR. 10: $.59 P.S.F.

          1st. OPTION TERM:        YR. 11: $.60 P.S.F.
                                   YR. 12: $.61 P.S.F.
                                   YR. 13: $.62 P.S.F.
                                   YR. 14: $.63 P.S.F.
                                   YR. 15: $.64 P.S.F.


          2nd OPTION TERM:         YR. 16: $.65 P.S.F.
                                   YR. 17: $.66 P.S.F.
                                   YR. 18: $.67 P.S.F.
                                   YR. 19: $.68 P.S.F.
                                   YR. 20: $.69 P.S.F.

          4.6 REAL PROPERTY TAXES. Tenant shall pay annually its Proportionate Share of annual Real Property Taxes (see Section 4.5) ACCRUING DURING HE TERM
OF THIS LEASE. Such payment shall be based on the most current notices of assessment concerning the Building. If Tenant has overpaid or underpaid the actual amount due, the excess shall be credited against or added to Tenant's next payment due. A tax bill submitted by Landlord to Tenant shall be conclusive evidence of the amount of Real Property Taxes, as well as the items taxed. "Real Property Taxes" shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, government charge or tax imposed by any taxing authority against the Building or land upon which the Building is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Building or against Landlord's business of leasing the Building; (iii) any tax, or charge, or assessment, or any assessment for repayment of bonds for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building by any governmental agency; (iv) any charge or fee replacing any tax previously included within the definition of real property tax; and (v) any costs incurred by Landlord in contesting such Real Property Taxes, whether successful or not. Real Property Taxes does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. Tenant shall pay when due all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.

          4.7 COMMON EXPENSES. Tenant shall pay monthly its Proportionate Share of annual Common Expenses ACCRUING DURING THE TERM OF THIS LEASE (as hereinafter defined) in such amount as Landlord may reasonably estimate (see Section 4.5). DURING THE FIRST YEAR AND after each calendar year, Landlord shall deliver to Tenant a statement setting forth, in reasonable detail, the actual Common Expenses paid or incurred by Landlord during the preceding calendar year and Tenant's Proportionate Share thereof. If the amount paid by Tenant for Common Expenses exceeds or is less than Tenant's Proportionate Share as shown by the statement, the excess shall be credited against or the amount underpaid shall be added to
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Tenant's next payment due under this Section. In this Lease, "Common Expenses"
shall mean all costs incurred by Landlord in repairing, maintaining and operating the Building and the Common Areas (other than (i) expenses recoverable under Sections 4.6 above and (ii) expenses incurred by Landlord in satisfying its obligations under Section 11.1 below). Common Expenses shall include, but are not limited to, the following: gardening and landscaping; electrical, gas, water and sewer service, maintenance, and repair of the facilities providing the same, to the extent not separately metered to tenants of the Building; maintenance, repair and replacement of signs; maintenance and repairs of the exterior heating and air conditioning, (including service contracts, and preventative maintenance contracts providing for the regular inspection and maintenance of the heating and air conditioning systems by a licensed HVAC contractor), premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; cost of repairs that extend the life of the building and costs of capital improvements to the extend necessary to comply with applicable governmental rules and regulations; all real property taxes and assessments levied on or attributable to the Common Areas and all improvements thereon; all personal property taxes and assessments levied on or attributable to the Common Areas and all improvements thereon; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas, the Building or the Project; capital expenses which reduce any component cost of expenses (such cost to be reasonably amortized by Landlord and expenses to include only the cost as so amortized by Landlord during the calendar year for which such computation is made); rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas or the Building; fees for required licenses and permits; repairing, replacing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable management fee. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE FOLLOWING ITEMS SHALL BE EXCLUDED FROM CAM.

                        A. ALL ITEMS OF CAPITAL NATURE, EXCEPT COST-SAVING CAPITAL EXPENDITURES TO THE EXTENT COSTS ARE ACTUALLY SAVED, SUCH AS: PARKING LOT RESURFACING AND ROOF REPLACEMENT; PROVIDED, WITH REGARD TO SUCH ALLOWED CAPITAL EXPENDITURES, SUCH EXPENDITURES SHALL BE AMORTIZED OVER THE USEFUL LIFE OF THE IMPROVEMENT, AND LANDLORD MAY ONLY INCLUDE AS A COMMON AREA EXPENSE THAT ANNUAL AMORTIZING AMOUNT;

                        B. COSTS ASSOCIATED WITH OTHER TENANTS IN THE BUILDING AND COSTS OF NEGOTIATING LEASES;

                        C. COSTS OF LANDLORD'S EMPLOYEES, EXCEPT TO THE EXTENT WORK PERFORMED BY SUCH EMPLOYEES IS DIRECTLY RELATED TO THE BUILDING.

                        D. ANY ITEM CHARGED TO TENANT ELSEWHERE IN THE LEASE OR TO OTHER TENANTS IN THE BUILDING;

                        E.   THE COSTS OF ACQUIRING ADDITIONAL LAND,
                             CONSTRUCTION OF ADDITIONAL STRUCTURES OR
                             IMPROVEMENTS OR OTHER EXPANSION OR UPGRADES TO THE BUILDING;

                        F.   THE COST OF EARTHQUAKE INSURANCE; OR

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                        G.   CHARGES FOR ANY ITEM FOR WHICH LANDLORD HAS
                             ESTABLISHED A RESERVE UNTIL SUCH RESERVE HAS BEEN DEPLETED.

              5.   COMMON AREAS.

                   5.1 COMMON AREAS. In this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not part of the Premises or the Premises of other tenants. Landlord may from time to time change the size, location, nature and use of any of the Common Areas. Tenant acknowledges that such activities may result in occasional inconvenience and such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Property. LANDLORD SHALL USE GOOD FAITH EFFORTS NOT TO DISTURB OR OTHERWISE INTERFERE WITH TENANT'S USE OF THE PREMISES.

                   5.2 USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's expressed or implied permission to abide by Landlord's rules and regulations. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

                   5.3 VEHICLE PARKING. Tenant shall be entitled to use the vehicle parking spaces in the Project ON A NONEXCLUSIVE BASIS WITH OTHER TENANTS OF THE PROJECT without paying any additional Rent. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking.

                   5.4 COMMON AREA MAINTENANCE. Landlord shall maintain the Common Areas in good order, condition and repair. Landlord's cost of such maintenance, repair and replacement shall be included as a Common Expense which is subject to proportionate reimbursement as provided in Section 4.7 above.

              6. USE OF PREMISES. Tenant shall use and occupy the Premises throughout the full Term for the purpose of operation of a drug wholesale business and related uses and any other lawful purpose. Tenant shall use and occupy the Premises only for the permitted use, and for no other business or purpose without the prior written consent of the Landlord. Tenant shall not KNOWINGLY use or occupy the Premises in violation of the law or of the certificate of use and occupancy issued for the Building, and shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law, code or regulation or of said certificate of


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use and occupancy UNLESS TENANT IN GOOD FAITH CONTESTING SUCH DECLARATION AND
PURSUANT TO APPLICABLE LAW MAY CONTINUE SUCH USE WHILE THE MATTER IS BEING CONTESTED. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect with the Premises or with respect to the use or occupation thereof Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Fire Department or Fire Marshall or any other person or organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional Rent for any additional premium charged for any such policy by reason of Tenant's failure to comply with of this paragraph 6. Tenant shall not do or permit anything to be done in or about the Premises which will in any way MATERIALLY obstruct or MATERIALLY interfere with rights of other Tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance PROVIDED TENANT IS RESPONSIBLE FOR ANY NEEDED REPAIRS PURSUANT TO THE TERMS OF THIS LEASE.

              7. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C as well as all modifications thereof and additions thereto as are from time to time MAY BE REASONABLY promulgated by Landlord (the "Rules and Regulations") PROVIDED TENANT IS GIVEN ADEQUATE NOTICE OF ANY SUCH MODIFICATION OR ADDITION.

              8. COMPLIANCE WITH LAWS. Tenant covenants and agrees that it will observe and comply with all laws, orders, rules and regulations of any governmental authority relating to Tenant's use and occupancy of the Premises, and will not permit the Premises to be used for illegal purposes nor permit any nuisance to be created or maintained thereon.

              9.   HAZARDOUS MATERIALS.

              (1) Tenant agrees that Tenant, its agents contractors, licensees or invitees shall not handle, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord's reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant's business; and (B) will be used AND, kept in or about the Premises; and
(ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use of dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like and provided further that Tenant shall handle, store, use and dispose of any such Hazardous

Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, TENANT IN CONNECTION WITH ITS BUSINESS OPERATIONS, MAY HANDLE, STORE OR USE PRODUCTS WHICH MAY BE CONSIDERED HAZARDOUS MATERIAL SUCH AS RUBBING ALCOHOL OR OTHER PRODUCTS RELATED TO DRUG WHOLESALE DISTRIBUTION ON THE PREMISES.

              (2) Tenant further agrees that Tenant will not permit any substance KNOWN TO TENANT WHICH IS suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Paragraph 9.

              (3)(i) Notwithstanding the provisions hereinabove Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant's operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph 9, Tenant shall immediately notify Landlord in writing of such noncompliance.

              (ii) Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least thirty (30) days prior to the first use, placement, or storage of such Hazardous material on the Premises. Landlord shall have ten (10) days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Paragraph
(9) above, such use, placement, or storage of a Hazardous Material on the Premises.

              (iii) SUBJECT TO PARAGRAPH 9(1) ABOVE Tenant shall not store any hazardous waste on the Premises for more than 90 days; "hazardous waste" having the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material in the Premises without the prior written consent of Landlord.

              (iv) Any increase in the premiums for necessary insurance on the Building which arises from Tenant's use or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to Comply with any requirement of any Federal, State or local governmental agency relating to Tenant's use, storage or disposal of Hazardous Material in or from the Premises.

              (4) If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises is located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may AFTER NOTICE TO TENANT (EXCEPT IN

EMERGENCIES) enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Lease. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord's prior written consent.

              (5) Without limiting the above, Tenant shall, reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup, or detoxification and the preparation of any closure or other required plans in connection therewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant herein contained shall survive any termination of this Lease. At Landlord's option, Tenant shall perform any required or necessary investigation, repair, cleanup or detoxification of the Premises CAUSED BY TENANT'S USE, STORAGE, RELEASE OR DISPOSAL OF HAZARDOUS MATERIALS. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant's use of the Premises resulting from activities conducted pursuant to this paragraph shall constitute an actual or constructive eviction of Tenant from the Premises.

              (6) Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited BY TENANT (other than by contractors, agents or representatives controlled by Landlord) during the Term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant AND LANDLORD shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

              (7) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage use, treatment or disposal of Hazardous Materials; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

              (8) Any of Tenant's insurance insuring against claims of the type dealt with herein shall be considered primary coverage for claims against the Building arising out of or under this Paragraph 9.

              (9) In the event of (i) any transfer of Tenant's interest under this Lease, or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, or (if) the presence of Hazardous or toxic Materials in or on the Premises (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws.

              10. ALTERATIONS. Tenant shall make no alterations, additions, replacements or improvements to the Premises without the express written consent of Landlord, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 10 upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor approved by Landlord WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. Tenant agrees that should it make any alterations, additions, replacements or improvements to the Premises, it will not be acting as agent or servant of Landlord in making any alterations and shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least ten
(10) days' prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of non-responsibility on the Premises.

              11.  MAINTENANCE AND REPAIRS.

                   11.1 LANDLORD'S OBLIGATIONS. Except for any repairs occasioned by the act or omission of Tenant, Tenant's agents, employees, contractors, licensees or invitees, which repairs shall be the responsibility of Tenant, Landlord shall maintain in good repair the roof, foundations and structural walls of the Premises, not including doors and windows AND THE PARKING LOT AND COMMON AREAS OF THE BUILDING AND PROJECT. Landlord shall not be obligated to make any repairs until notified in writing by Tenant, and Landlord shall then have a reasonable period of time to make such repairs. Landlord shall not be liable for any damage or loss occasioned by Landlord's failure to repair the Premises unless it shall have failed to make such repair within a reasonable time following written notice from Tenant of the need for such repair. TENANT, UPON SIMULTANEOUS WRITTEN NOTICE TO LANDLORD, MAY MAKE EMERGENCY REPAIRS, BUT ONLY TO THE EXTENT NECESSARY TO ALLEVIATE THE EMERGENCY, AND MAY OFFSET THE COST OF SUCH REPAIRS AGAINST RENT PAYMENTS.

                  11.2 TENANT'S OBLIGATIONS. Tenant shall at its own expense keep and maintain in good order, condition and repair the entire Premises, other than those portions for which Landlord shall be responsible as set out above, including, without limitation, interior walls, floors, ceiling, electrical. Maintenance and repairs of all improvements made by Tenant shall be the sole responsibility of Tenant. Tenant shall keep the Premises and alongside of and in the vicinity of same in a good, clean, and sanitary condition and appearance. TENANT, AT ITS SOLE COST AND EXPENSE SHALL ENTER INTO A MAINTENANCE CONTRACT RELATING TO THE REPAIR AND MAINTENANCE OF EXISTING HVAC EQUIPMENT THROUGHOUT THE TERM AND EXTENSION OF LEASE AGREEMENT. THE FOLLOWING OUTLINES LANDLORD AND TENANT UNDERSTANDING OF HVAC EXPENSES DURING THE INITIAL TERM OF THE LEASE.

                   1. DURING THE FIRST YEAR OF THE LEASE, LANDLORD, AT ITS COST, SHALL BE RESPONSIBLE FOR ANY REPAIRS OR REPLACEMENT TO HVAC EQUIPMENT NOT COVERED BY THE MAINTENANCE CONTRACT.

                   2. DURING YEARS 2-10 OF INITIAL LEASE TERM TENANT SHALL BE RESPONSIBLE FOR FIRST $2,000.00 OF REPAIRS NOT COVERED BY MAINTENANCE AGREEMENT AND LANDLORD SHALL BE RESPONSIBLE FOR ALL EXPENSES ABOVE $2,000.00 THAT ARE NOT COVERED BY THE MAINTENANCE AGREEMENT.

                   If Tenant fails to maintain and repair the Premises AS PROVIDED IN THIS PARAGRAPH 11, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

              12. RIGHT OF ENTRY. Landlord, and its agents or other representatives, shall have the right to enter into and upon the Premises or any part thereof at all reasonable times for the purpose of examining the same, AND AFTER REASONABLE NOTICE TO TENANT (EXCEPT IN EMERGENCIES) to make repairs or alterations, or showing the Premises to prospective purchasers of the Building. LANDLORD SHALL USE ITS BEST EFFORTS NOT TO DISTURB OR INTERFERE WITH TENANT'S USE OF THE PREMISES WHILE LANDLORD PERFORMS ANY SUCH REPAIRS OR ALTERATIONS. Tenant agrees at any time within six (6) calendar months before the expiration of this Lease to allow Landlord to enter upon the Premises TO EXHIBIT IT TO PROSPECTIVE TENANTS and will permit all persons authorized by Landlord to view said Premises at reasonable times.

              13. UTILITIES. All heat, electric current, gas, garbage, or utility charges of any nature used on the Premises shall be paid for by Tenant. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part.

              14. ASSIGNMENT AND SUBLETTING. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant or any change in controlling interest of Tenant, without Landlord's prior written consent, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. Any attempted transfer without consent shall be void and shall constitute a breach of this Lease. No transfer permitted hereunder shall release Tenant or change Tenant's primary liability to pay the Rent. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Lease. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. EXCEPT AS SET FORTH BELOW, IN THE EVENT OF ANY SUBLET OR ASSIGNMENT, ANY PROFIT SHALL BE SPLIT EQUALLY BETWEEN LANDLORD AND TENANT. TENANT SHALL HAVE THE RIGHT, WITHOUT LANDLORD'S CONSENT, TO ENTER INTO AN ASSIGNMENT OR SUBLEASE WITH: (I) TENANT'S PARENT CORPORATION; (II) ANY SUBSIDIARY CORPORATION OF TENANT OR TENANT'S PARENT CORPORATION; OR (III) ANY AFFILIATED ENTITY IN WHICH TENANT, TENANT'S PARENT CORPORATION OR ANY SUBSIDIARY OF EITHER HOLDS A MAJORITY OF THE OUTSTANDING SHARES OF OWNERSHIP INTERESTS. NONE OF THESE EXEMPT TRANSFERS SHALL OBLIGATE TENANT TO SHARE WITH LANDLORD ANY CONSIDERATION PAID IN CONNECTION THEREWITH. REGARDLESS OF ANY TRANSFER, TENANT SHALL IN ALL INSTANCES REMAIN LIABLE UNDER THE LEASE.

              15. TENANT'S INSURANCE. Tenant agrees to provide comprehensive public liability insurance with an insurance company REASONABLY satisfactory to Landlord, naming Landlord as an additional insured, in amounts not less than $500,000 per person and $1,000,000 per accident, and $500,000 for damage to property. Tenant shall deliver to Landlord a copy of such policy of insurance prior to the Commencement Date and a copy of any renewal policy at least ten
(10) days prior to the expiration date of any existing policy. Such policies shall specifically provide that they shall not be cancelable or subject to reduction of coverage except after thirty (30) days' prior written notice to Lessor.

              16. INDEMNIFICATION. Landlord shall indemnify Tenant against and hold Tenant harmless from any and all cost, claims or liability arising from any breach or default in the performance of Landlord obligations under the Lease OR ANY MATERIAL MISREPRESENTATION OR MATERIAL BREACH OF WARRANTY BY LANDLORD UNDER THIS LEASE; Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant's obligations under this Lease; or (d) any misrepresentation or breach of warranty by Tenant under this Lease. Tenant shall defend Landlord against any such costs, claims or liabilities at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, EXCEPT AS PROVIDED FOR IN THIS PARAGRAPH 16 Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

              17. WAIVER OF SUBROGATION. Landlord and Tenant agree, provided that such agreement does not invalidate or prejudice any policy of insurance, that, in the event the Premises or the fixtures, leasehold improvements, furniture, equipment's, or merchandise therein, are damaged or destroyed by fire or other casualty which is covered by insurance of either the Landlord or the Tenant, the rights of either party, if any, against the other, or against the employees, agents, or licensees of any party with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any party, are hereby waived to the extent of the coverage of said insurance. Landlord and Tenant agree further that all policies of fire, extended coverage, business interruption, all risk or other insurance covering the Premises, or the contents, fixtures, equipment and improvements thereon, shall, if obtainable, contain a clause or endorsement providing in substance that the insurance shall not be prejudiced by virtue of this waiver. Any additional premiums on account thereof shall be paid by the party benefited.

                    17.1 LIENS. Tenant shall not permit any lien or claims for lien including without limitation, any mechanic, laborer or supplier lien to be filed against the Building or any part thereof arising out of work performed or alleged to have been performed by, at the direction of or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty (30) days after such filing either have such lien or claim for lien released of record or MAY CONTEST SUCH LIEN AND IN SUCH CASES shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company satisfactory to Landlord, indemnifying Landlord, and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien released or to deliver such bond to Landlord. If Tenant fails to delete contest any lien, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord including Landlord's expense and attorney's fees.

              18.   DAMAGE OR DESTRUCTION.

                    18.1 Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the damage can be completely repaired within ninety (90) days from the date of such damage and the cost of such repairs do not exceed fifty percent of the value of the Premises, Landlord shall repair the damage as soon as reasonably possible. If the damage cannot be repaired within 90 days of the date of such damages or the cost of such repairs exceeds 50% of the value of the premises this Lease SHALL TERMINATE as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If the damage to the Premises occurs during the last six
(6) months of the Lease Term, and if such damage or destruction is not the result of the act or omission of Tenant, Landlord or Tenant may elect to terminate this Lease.

                    18.2 TOTAL OR SUBSTANTIAL DESTRUCTION. If the Premises is totally or substantially destroyed by any cause whatsoever, or if the Premises is in a building which is substantially destroyed (even though the Premises is not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred. However, if the Premises can be rebuilt within one hundred and twenty (120) days after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction.

                    18.3 TEMPORARY REDUCTION OF RENT. If the Premises is totally or substantially destroyed, or if the Premises is damaged through no fault of Tenant, and the Premises is repaired pursuant to the provisions of this PARAGRAPH 18, Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. Tenant shall not be entitled to any other compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

              19. Condemnation. If all or any portion of the Premises is taken through eminent domain or sold under threat of such taking (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises for the amount of its interest in the Premises;
(b) second, to Landlord for reduction in the value of the leasehold, the taking of the fee, or otherwise; (c) third, to tenant for reimbursement of unamortized tenant improvements, trade fixtures and moving expense caused by such condemnation.

         20.  DEFAULT AND REMEDIES AND BANKRUPTCY.

              A. If Tenant shall default in the payment of any installment of Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for ten (10) days after payment thereof is due, or if Tenant shall default in the observance or performance of any of the other covenants or conditions in this Lease to be performed by Tenant and such default shall continue for thirty (30) days after written notice to Tenant (provided, however, that if Tenant shall default with respect to such payments or observances or performances more than twice in any six (6) month period within the Term, then no notice of any further default with respect to such matters within such period shall be required hereunder), or if a default involves a hazardous condition or an event which in Landlord's judgment is materially detrimental to the Building and within the control of Tenant, and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied upon under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days following the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not be dismissed within sixty (60) days from the date of appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing its inability to meet its debts as they mature, or if Tenant shall abandon the Premises, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, exercise one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

              (i) Landlord may terminate this Lease, in which event Landlord may immediately repossess the Premises and be entitled to recover, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages, an amount, if any, equal to the Rent which would have been payable during any period of rent-free occupancy provided to Tenant by this Lease, the cost of all leasing commissions paid by Landlord in connection with this Lease, the cost of all leasing commissions paid by Landlord in connection with this Lease, the cost to Landlord of the initial leasehold improvements to the Premises, and all other amounts paid to or on behalf of Tenant in connection with Tenant's entry into this Lease and occupancy of the Premises (including without limitation any moving cost allowance, payments on lease(s) assumed by Landlord, payment for preparation of floor plans and the like), including Landlord's interest expense thereon, together with a sum of money equal to the excess of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting for said period. Should the fair market rental value of the Premises after deduction of all anticipated expenses of reletting for the balance of the then existing Term exceed the Rent to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

   (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry or unlawful detainer suit by taking peaceful possession or otherwise without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant; for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord a sum equal to the amount of the Rent for the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after payment of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting (including broker's fees) to satisfy the Rent provided for in this Lease and the amounts recoverable by Landlord from Tenant pursuant to subparagraph (i) of this paragraph, Tenant shall satisfy and pay the same upon demand therefor from time to time. Landlord may file suit to recover any sums falling due from time to time and no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. No waiver of any default by Tenant shall be implied from any omission by Landlord to take any action on account of said default if such default persists or shall be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance with any obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. The provisions of this Paragraph 20 shall survive any termination of this Lease.

B. The following shall be events of bankruptcy ("Events of Bankruptcy") under this Lease:

        [1] Tenant's becoming insolvent, as that term is defined under the Bankruptcy Code, or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

        [2] The appointment of a receiver or custodian for any material part of Tenant's property or assets, or the institution of a foreclosure action upon any material part of Tenant's real or personal property;

        [3] The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

        [4] The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either [a] is not dismissed within sixty (60) thirty (30) days of filing, or [b] results in the issuance of an order for relief against the debtor; or

              [51 Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

         C. Upon the occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Subparagraph 20.A hereof; provided that, while a case under the Bankruptcy Code is pending in which Tenant is the subject debtor and only for so long as Tenant or its Trustee in Bankruptcy hereinafter referred to as "Trustee") is in compliance with the provisions of Subparagraphs D, E and F below, Landlord shall not exercise its rights and remedies pursuant to Subparagraph 20.A hereof.

         D. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Subparagraph 20.C above shall be subject to the rights of Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly [i] cures all defaults under this Lease, [ii] compensates Landlord for monetary damages incurred as a result of such defaults, and [iii] provides "adequate assurance of future performance" on the part of the Tenant as debtor in possession or on the part of the assignee tenant.

         E. Landlord and Tenant hereby agree in advance that "adequate assurance of future performance," as used in Subparagraph D above, shall mean that all of the following minimum criteria must be met:

              [1] Trustee must agree that Tenant's business shall be conducted in a appropriate manner, and that no liquidating sales, auctions, or other inappropriate business operations shall be conducted on the Premises;

              (2] Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted;

              [3] Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of any sublessees of space in the Premises;

              [4] Trustee must pay to Landlord at the time the next monthly installment of Rent is due under this Lease, in addition to such Monthly Basic Rent Installment of Rent, an amount equal to the Monthly Basic Rent Installments due under this Lease for the next three (3) months, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds to pay all or any portion of unpaid sums due under this Lease) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); and

            [5] Tenant or Trustee must agree to pay to Landlord promptly at any time Landlord is authorized to and does' draw on the escrow account the amount necessary to restore such escrow account to the original level required by Subparagraph [4] of this Subparagraph E.

         F. In the event Tenant is unable to [i] cure its defaults, [ii] promptly reimburse the Landlord for its monetary damages, [iii] pay the Rent and all other payments required of Tenant under this Lease on time (or within ten
(10) days of the due date, or [iv] meet the criteria and obligations imposed by Subparagraph 20.E above, Tenant agrees in advance that it has not met its burden to provide "adequate assurance of future performance," and this Lease may be terminated by Landlord in accordance with Subparagraphs 20.A and 20.C above.

         G. Any property, furniture or fixtures belonging to Tenant which Landlord may store shall be stored at Tenant's expense and at Tenant's sole risk and Landlord shall not be held responsible for any breakage or damage occasioned by such storing. If this Lease is terminated at the election of Landlord, as aforesaid, or in any other way, Tenant shall, without demand, surrender and deliver up said Premises and property peaceably to Landlord immediately upon such termination, and if Tenant shall remain in possession of the Premises, or any part thereof, one day after the termination of this Lease in any of the ways above named, Tenant shall be deemed guilty of forcible detainer of the Premises under the statutes of the State of Kentucky and shall be subject to all the conditions and provisions above named and to eviction and removal forcibly or otherwise with or without process of law as above stated. Any property, furniture or fixtures belonging to Tenant which Landlord may store shall be stored at Tenant's expense and at Tenant's sole risk and Landlord shall not be held responsible for any breakage or damage occasioned by such storing after the commencement of a suit, or after final judgment, for possession of said Premises, Landlord may receive and collect any Rent due from Tenant, and the payment of said Rent shall not waive or affect said suit or said judgment. All rights of Landlord in the event of default herein enumerated shall be in addition to and without prejudice to any remedy or remedies which Landlord may have at law or in equity for nonpayment of rent or for breaches of the covenants and agreements hereof.

         H. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and not one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

         I. Landlord shall in no event be in default in the performance of any of its obligations in this Lease Agreement unless and until Landlord shall have failed to perform such obligation within thirty (30) days (or such additional time as is reasonably required to correct any such default provided Landlord continuously is acting in good faith to cure such default and such default is capable of being cured) after notice by Tenant to Landlord in writing and pursuant to the terms of this Lease concerning notice specifying wherein Landlord has failed to perform any such obligation.

         21. INTEREST ON PAST DUE AMOUNTS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount, in addition to any late charges due under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         22. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord a Security Deposit in the amount of $ 0.00.

         23. DEFAULT BY LANDLORD. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

         24. LEGAL PROCEEDINGS. Should this Lease or the parties' obligations hereunder be the subject of litigation between Landlord and Tenant, it is expressly agreed that the prevailing party will have its reasonable legal fees, costs and expenses reimbursed by the other party.

         25. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified or registered mail, return receipt requested, or sent by Federal Express or other recognized delivery service. Notices shall be effective upon delivery or attempted delivery in accordance with this Section. Notices to Landlord and Tenant shall be addressed as follows:

              Tenant

              To the Premises and to:

              D&K Healthcare Resources, Inc.
              8000 Maryland Avenue, Suite 920
              St. Louis, MO 63105
              Attn: Leonard R. Benjamin, Esq.

              Landlord

              BSRT LEXINGTON TRUST.
              c/o Banyan Strategic Realty Trust
              Attention. General Counsel
              150 South Wacker Drive
              Suite 2900
              Chicago, Illinois 60606

              with a copy to:

              Coleman Group Property Services
              300 West Vine Street
              Lexington, KY 40507
              Attn: Robert L. Cole

Either party may change its notice address upon written notice to the other party.

         26. QUIET POSSESSION. Upon paying the Rent and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all of the provisions of this Lease.

         27.  SUBORDINATION AND ATTORNMENT.

              27.1 SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or date of recording thereof.

              27.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease provided such party obtaining Landlord's interest in the Premises recognizes Tenant's interest under this Lease and agrees not to disturb the same. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

              27.3 SIGNING OF DOCUMENTS. Provided the provisions of Subparagraphs 27.1 and/or 27.2 are met, Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

              27.4 MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the term provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

              27.5 ASSIGNMENT OR SALE BY LANDLORD. In the event Landlord shall assign this Lease or sell or convey the Building, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease.

         28. ESTOPPEL CERTIFICATES. Within ten (10) business days after Landlord's written request, Tenant shall deliver, executed in recordable form a declaration to any person designated by Landlord: [a] ratifying this Lease; [b] stating the commencement and termination dates; and [c] certifying [i] that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), [ii] that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), [iii] that no defenses, credits or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed): [iv] as to advance Rent, if any, paid by Tenant, [v] the date to which Rent has been paid, [vi] as to amount of security deposited with Landlord, and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

         29. LANDLORD'S LIABILITY. The obligations of the Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, joint ventures, directors, officers, shareholders or beneficial owners of the Landlord, and Tenant shall look solely to the Building and to no other assets of the Landlord for satisfaction of any liability in respect to this Lease. Tenant will not seek recourse against Landlord or such individuals or entities or such other assets for such satisfaction. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee, by actual transfer or appropriate credits, all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

         30. BROKERAGE. This Lease has been negotiated through the agency of Coleman Group Property Services and Haymaker Company ("Broker"), and Tenant and Landlord warrant and represents to the other that no other broker was involved with the leasing of the Premises or the negotiation of this Lease or is entitled to any commission in connection herewith. Landlord shall be solely responsible for any commission or fee or other compensation payable to Broker arising from this Lease. Tenant and Landlord agrees to indemnify and hold the other harmless against any other claims (including court costs and attorneys fees) for commissions by any other broker.

         31. SURRENDER OF PREMISES. Upon termination of the Lease, by expiration of term, or otherwise, Tenant shall redeliver to Landlord the Premises broom clean and in good order and condition, ordinary wear and tear excepted. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. If Landlord shall require such removal, Landlord shall provide notice to Tenant no later than ninety (90) days prior to the end of the Lease term. All alterations, additions and improvements which Landlord has not required Tenant to remove and which Tenant has not removed shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease. Tenant shall remain liable for holdover rent until the Premises shall be returned in such order to Landlord.

         32. HOLDOVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent for such tenancy shall be two hundred percent (200%) of the Base Rent in effect at the expiration of the Lease.

         33. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         34. INTERPRETATION. The captions of the Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the contest of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

         35. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         36. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         37. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

         38. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon any party who legally acquires any rights or interest in this Lease from Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of Kentucky shall govern the validity, performance and enforcement of this Lease.

         39. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. The withdrawal of a General Partner from the Partnership shall not relieve the General Partner from liability under this Lease and all general partners added to the Partnership shall be fully liable for the Partnership's obligations hereunder. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition.

         40. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         41. FORCE MAJEURE. If EITHER PARTY cannot perform any of its obligations HEREUNDER (EXCEPT TENANT OBLIGATION TO PAY RENT) due to events beyond their control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a PARTY'S control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

         42. EXECUTION OF LEASE. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

         43. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         44. SUBMISSION OF LEASE. The submission of this Lease to Tenant for examination does not constitute an offer to lease or a reservation of space. No agreement between Landlord and Tenant relating to the leasing of the Premises shall become effective or binding until executed by both parties and received by Tenant.

         45.

         46. RIGHT OF FIRST REFUSAL. During the initial five (5) year term of this Lease, and provided that Tenant is not then in default under the terms, covenants, and of this Lease, Tenant shall have the right of first refusal TO LEASE any adjoining space occupied by Tenant. Landlord shall notify Tenant in writing that it is under firm negotiations with a prospective tenant to lease the demised Premises, or any part thereof, and should Tenant decide to lease said space, Tenant may do so under the same terms and conditions as prospective tenant. Tenant must notify Landlord in writing of its desire to lease said additional space within five (5) days after receiving said notification from Landlord.

         47. OPTION TO RENEW. Provided Tenant is not then in default with respect to this Lease, and has kept and performed all of its obligations under this Lease, Tenant shall have the right and option, by giving Landlord written notice of its intention at least six (6) months before the expiration date of the initial term and/or 1st option period hereof to extend the time of this Lease for two (2) additional five (5) year periods from the date of expiration of this Lease, which notice of exercise of this option shall be given separately and shall only be effective if in writing and sent to Landlord as provided herein for the mailing of notices. Such Lease extension shall be upon identical terms and conditions as set forth in this Lease, except that the rental to be paid by the Tenant shall be $4.50 per square foot during the first renewal term and $4.75 per square foot during the second renewal term.

         IN WITNESS WHEREOF, the parties have hereunder executed the lease the day and year above written.

                                LANDLORD:

                                BSRT LEXINGTON TRUST
                                BY BSRT PORTFOLIO CORP. TRUSTEE

                                By: /s/ Niel S. Hanson
                                   ---------------------------------------------

                                Its: Vice President
                                    --------------------------------------------


                                Date:  5/25/99
                                    --------------------------------------------


                                TENANT:

                                D&K HEALTHCARE RESOURCES, INC.


                                By: /s/ Thomas S. Hilton
                                   ---------------------------------------------

                                Its: Sr. V.P. and CFO
                                    --------------------------------------------

                                Date:  5/21/99
                                     -------------------------------------------

                                   EXHIBIT A



SITE PLAN
LEXINGTON BUSINESS CENTER
Lexington, Kentucky

                                  EXHIBIT A-1


                           LEXINGTON BUSINESS CENTER
                                   SITE PLAN

                                    EXHIBIT B

                                 Landlord's Work

Landlord shall contribute up to $300,000.00 towards tenant improvements, said contribution will be provided to tenant upon completion of said work which is accompanied by invoice and lien waiver's executed by both contractor and Tenant. Tenant shall be responsible for any and all expenses over Landlord's contribution towards tenant improvements.

Landlord shall at Landlord's sole cost and expense construct a demising wall to the east of Tenant's warehouse space, such wall shall be constructed as follows:

         1. Eight (8") feet up from floor level to be constructed of plywood material throughout entire wall.

         2. Starting at eight (8") feet above from floor level up to ceiling or beam, such wall shall be constructed of dry wall.

Landlord shall at Landlord's sole cost and expense construct a demising wall in the openings of the west wall. Such wall shall be of block construction.

                                   EXHIBIT C

                              Rules and Regulations

THE FOLLOWING RULES AND REGULATIONS ARE PRESCRIBED BY LANDLORD FOR THE GENERAL SAFETY, SECURITY, AND BENEFIT OF ALL OCCUPANTS OF THE BUILDING. LANDLORD SHALL AT ALL TIMES HAVE THE RIGHT TO CONTROL AND OPERATE THE PUBLIC PORTIONS OF THE BUILDING, AS WELL AS FACILITIES FOR COMMON USE OF OCCUPANTS, IN SUCH MANNER AS LANDLORD DEEMS BEST.

1. The sidewalks, entrances, passages or stairways, shall not be obstructed by Tenant or used for any purpose other than ingress and egress to and from the Premises. Equipment, furniture or supplies to be delivered to the Premises shall be delivered using passageways designated for such purpose by Landlord and only during hours and in a manner approved by Landlord.

2. No awnings, antenna or other projections shall be permitted on the outside of the Building and no curtains, blinds, shades, screens or lights shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written approval of the Landlord.

3. No sign, advertisement, notice or other lettering or object shall be affixed or exhibited on any part of the outside of the Premises, or on the inside thereof so as to be visible from the outside of the Building. Signage shall be of a material, size and color and style acceptable to Landlord and shall be affixed by Tenant at Tenant's expense.

4. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances an facilities of the Building by other tenants. Tenants shall in no way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exists; they shall use them only as ingress to and egress from their work areas.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the windows or vestibules without the prior written consent of Landlord.

6. Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

7. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the building for any purpose other than that of the business address of Tenant.


9. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building including, but not limited to, any walls, partitions, doors or window. No boring, cutting or stringing of wires shall be permitted, excepts with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and as the Landlord may direct.

10. Tenant shall not permit any unusual or objectionable odors or gases to be produced upon or permeate from the Premises.


11. Tenant shall not make, nor permit its employees, agents or invitees to make any unseemly or disturbing noises or vibrations, nor disturb nor interfere with occupants of this or neighboring buildings or Premises or those having business with them, whether by the use of any musical instruments, recording device, radio equipment or in any other way.

12. Tenant agrees that it shall not willfully do or omit to do any act or thing which shall discriminate or segregate upon the basis of race, color, sex, creed or national origin in the use and occupancy or in any subleasing or subletting in the Premises.


14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for office and warehouse space, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not, in its advertising or other publicity, without prior written consent of Landlord, use the name of the Building or use pictures or illustrations of the Building.

15. Tenant shall not carry on or permit to be carried upon said Premises or any part thereof any immoral or illegal business, gambling, the selling of pools, lotteries or any business that is prohibited by law.

16. Tenant and its authorized representatives or invitees shall not throw cigar or cigarette butts or other substances of litter of any kind in or about the Building, except in receptacles placed in it for that purpose.

17. The toilet rooms, toilets, urinals, washbowls, and other apparatus available to Tenant shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind (including sanitary napkins, etc.), shall be thrown into them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by the Tenant (or its authorized representative or invitee) that has caused it.

18. Landlord agrees that these rules and regulations shall be enforced against all tenants in a nondiscriminatory manner. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the Premises.

19. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

20. Tenant shall not use or keep in Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep on or about the Premises any birds or animals.

21. Tenant shall not use any method of heating or air-conditioning other than that supplied by the building.

22. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

23. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors or handicap to the Building.

                                   EXHIBIT D

                              Signage Requirements

I.       SCOPE

A. The provisions of this exhibit shall apply to the display, construction, erection alteration, use, location and maintenance of all signs within the Lexington Business Center.

B. All sections, provisions and definitions as defined by the 1983 Lexington-Fayette Urban County Government sign ordinance, Article 17, shall apply to this sign regulatory standard with provisions for the Landlord as contained herein.

II.      PERMITS AND FEES

A. Tenant or Tenant's contractor shall be responsible for all permits and fees required for Tenant signage.

B. No sign shall be displayed, erected, relocated or altered unless and until a permit has been issued by the Division of Building and Inspection. Application materials shall be as required by the division of building Inspection, and shall include, but shall not be limited to the following:

         1.   A completed application form.

         2.   Building elevation showing the location of the proposed sign.

         3. Detailed sign information including type of construction, method of mounting and/or erection and other similar information.

         4. The written approval of the Landlord which shall not be unreasonably withheld or delayed. Signage proposal shall be submitted to Landlord prior to the division of Building Inspection review for concept and compatibility with overall shopping center aesthetics.

         5. A permit fee in the amount determined by the Lexington-Fayette Urban County Council.

         6. The Landlord's judgments and decisions relative to the aesthetic compatibility of all proposed signage shall be final.

C. The Division of Building and Inspection shall have on file, records of all issued or formally denied permits and conditions attached to approval of such permit request. signs may be erected or constructed only in compliance with the approved permit.

D. The Division of building Inspection shall enforce sign and permit compliance and shall maintain written records of any enforcement actions taken.

III.     SIGNAGE CRITERIA

A. All primary tenant identification shall be located on the Landlord's "designated signband" as illustrated on the attached Exhibit C-1.

B. All signage shall be individual letters with internal illumination or back lighting to produce a silhouette.

C. Tenant signage on the designated sign panel shall not exceed 2/3 of the length of the Tenant storefront.

D. Maximum letter height shall be 24", minimum letter height shall be 10".

E. Tenant signage shall be connected to the electric service for the Tenant's demised Premises.

F.       All individual letters shall be constructed of black anodized aluminum.

G. Landlord must review and approve the signage shop drawings prior to fabrication and installation. The shop drawings shall indicate letter style, letter height, letter color, overall sign length, and location relative to the Tenant's demised Premises. Any deviation from the approved signage drawing shall be corrected by the tenant or Tenant's contractor.

IV.      SIGNAGE LIMITATIONS

A.       No logos, emblems or trademarks shall be permitted.

B. Temporary (2 weeks or less) window signs shall be permitted. Limited to no more than 25% of the total window area.

C. No light, sign or other advertising device shall be designated or erected in such a manner or location as to imitate or resemble any official traffic sign, signal or device or use any words, phrases, symbols or characters implying the existence of danger, or the need to stop or maneuver the vehicle.

D. Mobile signs, projecting signs, flashing or blinking signs, rotating or moving signs, streamers, pennants or similar sings or devices, noise emitting signs, odor or visible matter emitting signs for the purpose of attracting attention to the sign shall not be permitted.

E.       No roof mounted or roof attached signs will be permitted.

F.       No free standing or under canopy attached signs shall be permitted.

G.       No "painted copy on plywood" signs shall be permitted.

H.       No remote located or projected illumination of sign shall be permitted.

1.       No electronic message display system signs shall be permitted.

J. No signs will be permitted at or on the rear of the Premises except that a small identification sign showing only the name of the tenant may be lettered on the exterior of the delivery door at the rear of Tenant's store unit with a maximum two (2) inch letter.

K. No sign shall be painted on the exterior of the masonry, doors (except as permitted in J.), windows, nor any other surface of the Premises.

V.       MAINTENANCE STANDARDS

A.       Every sign shall be maintained in good condition at all times.

B. All signs which contain painted parts shall be kept neatly painted including metal parts which are not galvanized or of rust resistant materials.

C. The Division of Building Inspection shall have the authority to order the repair, repainting, alteration, or removal of any sign which constitutes a hazard to the health, safety or public welfare or which is an eyesore to the community be reason or inadequate maintenance, dilapidation or obsolescence.

D. The Landlord shall have the authority to order the repair, repainting and maintenance of signs which are, in the opinion of the Landlord, deemed as an eyesore by reason of inadequate maintenance.

E.       Repair of damaged sign panel shall be at the expense of the Tenant.

VI.      LANDLORD RESERVED RIGHTS

A. The Landlord reserves the right to request verification and substantiation of structural compatibility of the signage and or attachment devices.

Representations By Landlord. Landlord represents and warrants to Tenant that:

         (a) Landlord does not have any knowledge of any structural or other defects in the Improvements on the Promises;

         (b) Landlord has not received from any governmental agency any notice of, any violations of any environmental laws or regulations, (including, but not limited to, notifications of violations or deficiencies from the Environmental Protection Agency or any similar state or local agency) or the Americans with Disabilities Act, as amended from time to time ("ADA") applicable to the Premises;

         (c) The Premises is not listed or to the best of Landlord's knowledge is not proposed for listing on the National Priorities List by the Environmental Protection Agency or on any such similar list in the State of Kentucky relating to abandoned or uncontrolled hazardous waste sites, and there have been no discussions between Landlord or its agents or state or federal officials concerning the possibility of such listings;

         (d) There has been no unlawful contamination (including any disposal, discharge, deposit, injection, dumping, leaking, spilling, placing or escaping) of any hazardous materials, pollutant or contaminant on, in, under or from the Premises and there is no facility in or on the Premises which is used for the treatment, storage or disposal of hazardous materials;

         (e) There is no current or threatened action, suit or proceeding pending against the Landlord or the Premises, arising out of the condition, use or operation of the Premises in any court or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality which effects the Premises or Tenant's intended use thereof;

         (f) There is currently no action, suit or proceeding pending or, to the bast of Landlord's knowledge, threatened which would result in a condemnation of the Premises or any portion thereof or which would affect the access to the Premises by vehicles or to the utilities presently serving the Premises;

         (g) There are no claims pending or threatened which would result in the creation of any lien against the Premises or any portion thereof;

         (h) Landlord has no knowledge of any pending changes in zoning of the Premises or any zoning action affecting access to the Premises from dedicated roadways or of any citation for violation of any building, fire, health, zoning, or other governmental requirement which has not been corrected by Landlord;

         (i) No commitments have been made to any governmental authority which would impose any obligation on Tenant or its successors or assigns to make any contribution or dedication of money or land to construct or maintain any roads or other improvements of a public or private nature on or off the Premises;

         (j) Landlord is the sole owner in fee simple of the Premises free and clear of any liens, security agreements or other encumbrances and Landlord is fully empowered and authorized to enter into this Lease and consummate the Lease contemplated hereby. There are no purchase options, contracts for dead, contracts, or other agreements of any kind affecting any part of the Premises; and

         (k) No fact or condition exists which would result in the termination of access to, or impair access to the Premises from adjoining public or private streets which would result in discontinuation of presently available or otherwise necessary access to sewer, water, electric, gas, telephone or other utilities or services. The Premises is adjacent to and has full and free access to and from public roads and ways such that no private easements or agreements are necessary to afford access to or from the Premises for public street access or otherwise.